UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

ZEECOL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53379	26-1133266
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

57a Nayland Street

Sumner, Christchurch 8081

New Zealand

(Address of Principal Executive Offices)

Registrant’s telephone number: (347) 709-6963

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2017, Zeecol International, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Power Up Lending Group LTD. for the sale a $63,000 convertible note (the “Note”).

The closing of the transaction took place on May 18, 2017.

The note is due and payable on February 25, 2018. The note will accrue interest at the rate of 10% per annum, unless an Event of Default (as defined in the note) occurs, the note will accrue interest at the rate of 22% per annum.

The note shall be convertible into a number of shares of Company common stock (“Common Stock”) and is convertible beginning on the 180th day following the date of issuance of the note. The conversion price (the “Conversion Price”) of the note shall be 61% of the Market Price, defined as the average of the lowest two (2) trading prices for the Common Stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the date of conversion. The Conversion Price is subject to adjustments as set forth in the note.

The Company has the right to prepay the note within the 180 day period following the date of issuance of the note at certain prepayment premiums ranging from 115% to 135% of the then outstanding principal and interest on the note.

In connection with the sale of the note, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing summary of the terms of the Purchase Agreement and the note are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 23, 2017, the Company notified its independent registered public accounting firm, HKCMCPA Company Limited (“HKCMCPA”), that the Company had decided to change auditors and was therefore dismissing HKCMCPA, effective immediately. The Company’s decision was approved by its board of directors. Concurrently with HKCMCPA’s dismissal, the board of directors of the Company appointed RBSM LLP (“RBSM”) as the Company’s new independent registered public accounting firm.

The reports of HKCMCPA regarding the Company’s financial statements for the fiscal years ended March 31, 2016 and March 31, 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2016 and 2015, and through May 23, 2017, the Company did not (i) have any disagreements (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with HKCMCPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HKCMCPA, would have caused it to make reference thereto in connection with its reports; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided HKCMCPA with a copy of this disclosure on May 24, 2017 and requested that HKCMCPA furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter, dated May 25, 2017 is filed as Exhibit 16.1 to this current report on Form 8-K.

During the fiscal years ended March 31, 2016 and 2015, and through May 23, 2017, neither the Company, nor anyone acting on its behalf, consulted with RBSM regarding:

●	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice rendered that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

●	any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Form of Convertible Debenture
16.1	Letter from HKCMCPA Company Limited, dated May 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeecol International, Inc.
Date: May 25, 2017
	By:	/s/ William Mook
	Name:	William Mook
	Title:	Chief Executive Officer